UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2008 (March 31, 2008)

AirNet Systems, Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-13025	31-1458309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Star Check Drive, Columbus, Ohio 43217

(Address of principal executive offices) (Zip Code)

(614) 409-4900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

and

Item 7.01. Regulation FD Disclosure.

On March 31, 2008, AirNet Systems, Inc. (“AirNet”) issued a news release reporting results for the three months and the twelve months ended December 31, 2007. The March 31, 2008 news release is included with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The March 31, 2008 news release includes information relating to “income (loss) from continuing operations before income taxes and impairment of assets” for each of the twelve-month periods and information relating to “total costs and expenses before net gain on disposition of assets and impairment of assets” for each of the three-month periods and twelve-month periods ended December 31, 2007 and December 31, 2006.

“Income (loss) from continuing operations before income taxes and impairment of assets” is a non-GAAP financial measure as defined in SEC Regulation G. The March 31, 2008 news release includes a reconciliation of “income (loss) from continuing operations before income taxes and impairment of assets” to AirNet’s reported GAAP financial measure of “income (loss) from continuing operations before income taxes” for each of the twelve-month periods ended December 31, 2007 and December 31, 2006. AirNet presented this non-GAAP financial measure to show results of operations excluding non-cash charges for impairment of assets incurred in the twelve-month periods presented. AirNet believes this information is useful and informative to readers in providing a more complete view of AirNet’s operating results.

As reported in “ITEM 9B. OTHER INFORMATION” of AirNet’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Securities and Exchange Commission on March 31, 2008, on November 6, 2007, the Board of Directors of AirNet, upon the recommendation of the Compensation Committee, amended the 2007 Incentive Compensation Plan so that for purposes of computing the pre-tax income of AirNet for the 2007 fiscal year (the twelve-month period ended December 31, 2007), the approximately $2.2 million non-cash impairment charge recorded by AirNet in the third quarter of the 2007 fiscal year would be disregarded and AirNet’s pre-tax income for the 2007 fiscal year would be computed as if no impairment charge had been incurred. The pre-tax income for the 2007 fiscal year computed for purposes of the 2007 Incentive Compensation Plan is the same amount as the income from continuing operations before income taxes and impairment of assets for the twelve-month period ended December 31, 2007.

“Total costs and expenses before net gain on disposition of assets and impairment of assets” is also a non-GAAP financial measure as defined in SEC Regulation G. The March 31, 2008 news release includes a reconciliation of “total costs and expenses before net gain on disposition of assets and impairment of assets” to AirNet’s reported GAAP financial measure of “total costs and expenses” for each of the three-month periods and the twelve-month periods ended December 31, 2007 and December 31, 2006. AirNet presented this non-GAAP financial measure to show total costs and expenses excluding the net gain on disposition of assets (which is a non-cash benefit) and non-cash charges for impairment of assets incurred in the three-month periods and twelve-month periods presented. AirNet believes this information is useful and informative to readers in providing a more complete view of AirNet’s operating results.

Item 9.01. Financial Statements and Exhibits.

(a) —(c) Not applicable.

(d) Exhibits:

Exhibit No.	Description
99.1	News Release issued by AirNet Systems, Inc. on March 31, 2008 to report results for the three months and the twelve months ended December 31, 2007

[Remainder of page intentionally left blank; signature on following page.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRNET SYSTEMS, INC.

Dated: April 1, 2008	By:	/s/ Bruce D. Parker
Bruce D. Parker
Chairman, Chief Executive Officer and President

INDEX TO EXHIBITS

Current Report on Form 8-K

Dated April 1, 2008

AirNet Systems, Inc.

Exhibit No.	Description
99.1	News Release issued by AirNet Systems, Inc. on March 31, 2008 to report results for the three months and the twelve months ended December 31, 2007